As filed with the Securities and Exchange Commission on July 9, 1999
                                                      Registration No. 333-67371


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                  ------------


                                    FORM S-3
                                 AMENDMENT NO. 3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------


                            COVOL TECHNOLOGIES, INC.
     ----------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


              Delaware                                  87-0547337
-----------------------------------              -------------------------
   (State or Other Jurisdiction of                   (I.R.S. Employer
   Incorporation or Organization)                 Identification Number)

                            3280 North Frontage Road
                                Lehi, Utah 84043
                                 (801) 768-4481
        -----------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                                 Kirk A. Benson
                       Chairman of the Board of Directors
                            3280 North Frontage Road
                                Lehi, Utah 84043
                                 (801) 768-4481
            --------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:

                       Richard T. Beard, Paul H. Shaphren
                         Callister Nebeker & McCullough
                          Gateway Tower East, Suite 900
                              10 East South Temple
                           Salt Lake City, Utah 84133
                                 (801) 530-7300

-------------------------------------------------------------------

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                ----------------


         Covol hereby amends this Form S-3 on such date or dates as may be necessary to delay its effective date until Covol shall file a further amendment which specifically states that this Form S-3 shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Form S-3 shall become effective on such date as the SEC, acting pursuant to said
Section 8(a), may determine.

         The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the Form S-3 filed with the SEC is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary prospectus                  Subject to Completion dated July 9, 1999




                                   Prospectus


                                5,149,358 SHARES


                            COVOL TECHNOLOGIES, INC.

                                  COMMON STOCK

         This is an offering of shares of common stock of Covol Technologies, Inc. Only the selling stockholders identified in this prospectus are offering shares to be sold in the offering. Covol is not selling any shares in the offering.



         Covol's common stock is quoted on the Nasdaq Stock Market(SM) under the symbol CVOL. On July 8, 1999, the last reported sale price for the common stock on the Nasdaq Stock Market(SM) was $5.81 per share.



         Covol's executive offices and telephone number are:

                           3280 North Frontage Road
                           Lehi, Utah  84043
                           (801) 768-4481

This investment involves high risks. See "Risk Factors" beginning on page 3.

                              --------------------

The common stock offered in this prospectus has not been approved by the SEC or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


                                   -----------




                 The date of this prospectus is _________,1999

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                               ------------------
                                TABLE OF CONTENTS
                               ------------------
                                                                           Page


RISK FACTORS.................................................................3


FORWARD LOOKING STATEMENTS...................................................8

AVAILABLE INFORMATION........................................................9

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................9

USE OF PROCEEDS.............................................................10

SELLING STOCKHOLDERS........................................................10

PLAN OF DISTRIBUTION........................................................16

LEGAL MATTERS...............................................................16

EXPERTS.....................................................................17

                                  RISK FACTORS

         You should consider carefully the following risk factors and other information in this document before investing in our common stock.

We Have a History of Losses; No Assurance of Profit

         We have incurred total losses of approximately $46,000,000 from February 1987 through March 31, 1999. Although we earned net income for the quarters ended March 31, 1998 and June 30, 1998, our performance for these quarters may not be indicative of future results. These two quarters included income from one-time payments of advance license fees. We may not be profitable in the future. Subsequent quarters have had operating losses, including a loss of approximately $5,000,000 for the quarter ended March 31, 1999.

Ongoing Financial Viability Depends on License Revenues

         Our existence depends on the ability of our licensees to produce and sell synthetic fuel which will generate license fees to us. There are twenty-four synthetic fuel plants that utilize our patented technology and from which we intend to earn license fees. We have four additional facilities which utilize a technology that we acquired during the six months ended March 31, 1999. These 28 facilities do not presently operate at levels needed to generate significant revenues to us. Improved operations at each of these plants depends on the ability of the plant owner to produce a marketable quality of synthetic fuel, and the ability of the plant owner to market the synthetic fuel. It is not certain what time will be required to resolve these operating issues or whether these issues can be resolved, and it is not certain how much time will be required for the synthetic fuel to obtain market acceptance. These problems are in some ways beyond our control.

Our Owned  Facilities  Have Not Been Sold and Have  Substantial  Operating  Cash
Needs


         We currently own four synthetic fuel facilities that are held for sale. Operation of these facilities requires a substantial amount of cash. In March 1999, we obtained debt and equity financing which provided net proceeds of approximately $14,800,000. These proceeds will be used for operating expenses, debt repayment and debt service requirements until sufficient operating revenues are generated. It is not certain when or whether license revenues will be sufficient to meet operating and debt service requirements. Therefore, we do not know how long the current capital will last. We are continuing to cut operating costs, but further potential cost reductions are limited due to our need to work with plant owners in order to increase license revenues. Operating expenses associated with these plants currently cost approximately $600,000 per month. We are actively trying to sell these plants and enter into license agreements under which we would be paid advance license fees and license fees based on production. None of these plants is presently under contract for sale. A non-binding letter of intent has been signed for the sale of one plant. An additional non-binding letter of intent has been signed with the same entity, which if fully consummated, would result in the sale of Covol's synthetic fuel business, including the other three owned synthetic fuel facilities. More information on these proposed transactions is provided in Covol's Form 8-K filed July 7, 1999.


Debt Terms and Covenants Restrict Our Activities

         We entered on March 17, 1999 into debt and equity financing that contains restrictions on business activities and covenants for future activities. We also agreed to meet specific quarterly earnings targets beginning with the quarter ending December 31, 1999 and for subsequent quarters. The consolidated earnings target for the quarter ending December 31, 1999, adjusted principally for interest, taxes, depreciation and amortization, is $5,000,000. The earnings target increases in subsequent quarters. These terms and conditions also restrict or prohibit specific activities, including for example, incurring more than $4,000,000 of additional indebtedness, and the issuance of debt or equity securities in a senior position. Non-compliance could result in penalty charges, acceleration of repayment, increased interest or assignment of royalty payments from related collateral. See our Form 8-K filed March 24, 1999 for a discussion of the debt terms.

         We or our Licensees May Not Qualify for Tax Credits Granted by Congress to Encourage Production of Alternative Fuels

         Section 29 of the Internal Revenue Code provides a tax credit for the production and sale of qualified synthetic fuel. We received a private letter ruling from the IRS in which the IRS agrees that synthetic fuel manufactured using our technology qualifies for the Section 29 tax credits. At least seven other private letter rulings have been issued by the IRS to licensees of our technology. These rulings may be modified or revoked by the IRS if the IRS adopts regulations that are different from these rulings. Also, a private letter ruling may not apply if the actual practice differs from the information given to the IRS for the ruling. Therefore, tax credits may not be available in the future, which would materially adversely impact us. See our Form 10-K for fiscal year 1998, "ITEM 1. BUSINESS - Tax Credits" for an explanation of qualifications for Section 29 tax credits.

         Based upon the language of Section 29 of the Internal Revenue Code and private letter rulings issued by the IRS to us and our licensees, we and our licensees believe the synthetic fuel facilities built and completed by June 30, 1998 are eligible for Section 29 tax credits. However, the ability to claim the tax credits is dependent upon a number of conditions including, but not limited to, the following:

         o         The  facilities  were  constructed   pursuant  to  a  binding
                   contract entered into on or before December 31, 1996;
         o         All steps were taken for the facility to be considered placed in service;
         o Manufacturing procedures are applied to produce a significant chemical change and hence a "qualified fuel";
         o         The synthetic fuel is sold to an unrelated party; and
         o The owner of the facility is in a tax paying position and can therefore use the tax credits.

         The IRS may challenge us or our licensees on any one of these or other conditions. Also, we or our licensees may not be in a financial position to claim the tax credits if we or they are not profitable. The inability of a licensee to claim tax credits would potentially reduce our income from the licensees.

Synthetic Fuel Facilities May Not Be Commercially Viable After the Tax Credits Expire

         The  synthetic  fuel  facilities  that  qualify for tax  credits  under
Section 29 of the tax code receive economic benefits from the tax credits in addition to the benefits, if any, from operations. It is possible that synthetic fuel facilities that are not eligible for tax credits cannot be built and operated profitably.

         Section 29 expires on December 31, 2007 after which tax credits will not apply to the synthetic fuel facilities. In order to remain competitive and commercially viable after 2007, we must manage our costs of production and feedstock, and we must also develop the market for synthetic fuel with adequate prices to cover the costs.

Other Applications of Our Technology May Not Be Commercially Viable

         We have developed and patented technologies related to the briquetting of wastes and by products from the coal, coke and steel industries. We have also tested in the laboratory the briquetting of other materials. However, to date we have only commercialized our coal-based synthetic fuel application. The other applications have not been commercialized or proven out in full-scale operations. We may not be able to employ these other applications profitably. See our Form 10-K for fiscal year 1998, "ITEM 1. BUSINESS - Business Strategy Engineered Resources" for a discussion of non-coal applications of our technology.

We May Be Unable to Obtain Necessary Additional Funding

         We have significant cash outflow requirements during fiscal 1999 and beyond, for:

         o         debt repayments,
         o         working capital, and
         o         implementation of our business strategy.

         The current amount of outstanding debt is approximately $42,300,000, of which approximately $6,700,000 is due between now and September 30, 1999. Substantially all of our property, plant and equipment and facilities held for sale are collateral for debt.

         Our cash needs will differ depending on the operations of the licensees' synthetic fuel facilities and the timing of the sale of four facilities which are currently owned by us and held for sale. Our ability to pay debt as it matures is dependent primarily upon our ability to sell the facilities which are held for sale. There can be no assurance that we will be able to raise any additional funds when needed or that such financing will be on terms acceptable to us.

We are Dependent Upon Third Party Licensees for Commercial Application of Technology

         We depend on licensees to commercially employ our technology. The payments received by us as royalties and from sales of our patented chemical binder to the facilities, are directly related to the level of production and sales of the synthetic fuel. There is no assurance that our licensees will be able to operate the facilities at a sufficient level of production to provide adequate payments to us to meet our ongoing financial needs. See our Form 10-K for fiscal year 1998, "ITEM 1. BUSINESS - Synthetic Fuel Manufacturing
Facilities" for a list of our licensees and a discussion of our license and royalty agreements with them.

Market Acceptance of Synthetic Fuel Products is Uncertain

         We are uncertain of the market acceptance of products manufactured using our technology. The synthetic fuel product competes with standard coal products. Moisture control, hardness, special handling requirements and other characteristics of the synthetic fuel product may affect its marketability. For these and other possible reasons, customers may not purchase the synthetic fuel products made with our technology. To date our licensees have secured contracts for the sale of only a portion of their production. We do not know if our licensees will be able to secure market contracts for their synthetic fuel products at full production levels.

Supply of Sufficient Raw Materials for Synthetic Fuel Facilities is Not Assured

         We and our licensees have not secured all the raw materials needed to operate all of the facilities for the full term of the tax credit. Some of the owners of facilities are constructing coal washing facilities to provide feedstock and some of the facilities may have to be moved to sites with enough raw materials for operation. See our Form 10-K for fiscal year 1998, "ITEM 1. BUSINESS - Supply of Raw Materials" for a discussion of our principal sources of raw materials.

We Must Comply With Government Environmental Regulations

         The synthetic fuel facilities which use our technology must satisfy regulations regarding the discharge of pollutants into the environment. We or the facility owners may be subject to fines for any violation of regulations due to design flaws, construction flaws, or operation errors. A violation may prevent a facility from operating until the violation is cured. We or our licensees may be liable for environmental damage from facilities not operated within environmental guidelines. See our Form 10-K for fiscal year 1998, "ITEM
1. BUSINESS - Government Regulation" for a discussion of the principal areas of federal and state regulation which we are subject to.

We have Significant Competitors

         We experience competition from:

         o         Other   alternative  fuel  technology   companies  and  their
                   licensees,
         o Companies that specialize in the disposal and recycling of waste products generated by coal, coke, steel and other resource production, and
         o         Traditional coal, fuel, and natural resource suppliers.

         Competition may come in the form of the licensing of competing technologies or in the marketing of similar products. We currently have limited experience in manufacturing and marketing. Many of our competitors have greater financial, management and other resources than we have. We may not be able to compete successfully. See our Form 10-K for fiscal year 1998, "ITEM 1. BUSINESS
- Competition" for a discussion of the competitors in the synthetic fuel industry that we are aware of.

Limitation on Protection of Key Intellectual Property

         We rely on patent, trade secret, copyright and trademark law, as well as confidentiality agreements and other security measures to protect our intellectual property. These rights or future rights or properties may not protect our interests in present and future intellectual property. Competitors may successfully contest our patents or may use concepts and processes which enable them to circumvent our technology. See our Form 10-K for fiscal year 1998, "ITEM 1. BUSINESS - Proprietary Protection" for a list of our trade names, patents and other intellectual property and a discussion of its value to us.

Technological Developments by Third Parties Could Increase Our Competition

         Alternative fuel sources and the recycling of waste products are the subject of extensive research and development by our competitors. If a competitive technology were developed which greatly increased the demand for waste products or reduced the costs of alternative fuels or other resources, the economic viability of our technology would be adversely affected.

         Furthermore, we may not be able to develop or refine our technology to keep up with future synthetic fuel requirements or to commercialize the other applications of our technology as discussed in our business strategy. See our Form 10-K for fiscal year 1998, "ITEM 1. BUSINESS - Business Strategy - Licensing and Technology Transfer" for a discussion of our efforts to continue to develop and refine our technology.

Operations Liability May Exceed Insurance Coverage

         We are subject to potential operational liability risks, such as liability for workers compensation and injuries to employees or third parties, which are inherent in the manufacturing of industrial products. While we have obtained casualty and property insurance in the amount of $10,000,000, with the intent of covering these risks, there can be no assurance that operation of our owned facilities will not expose us to operational liabilities beyond our insurance coverage.

No Dividends Are Contemplated in the Foreseeable Future

         We have never paid and do not intend to pay dividends on common stock in the foreseeable future. In addition, dividends on common stock cannot be paid until cumulative dividends on our outstanding preferred stock are fully paid. Our ability to pay dividends without approval of the debt and equity holders is also restricted and prohibited by covenant as long as the debt and equity issued in our recent financing is outstanding.

Common Stock Price May Continue to be Volatile

         Our common stock is traded on the Nasdaq Stock Market(SM). The market for our common stock has been volatile. Factors such as announcements of production or marketing of synthetic fuel from the synthetic fuel facilities, technological innovations or new products or competitors announcements, government regulatory action, litigation, patent or proprietary rights developments, and market conditions in general could have a significant impact on the future market for our common stock. You may not be able to sell our common stock at or above your purchase price.


Preferred Dividends Accumulate Until Paid and Must Be Paid Prior to Any Dividends to Holders of Common Stock


         We have issued preferred stock that has preferential dividend rights, which dividends will accumulate if unpaid. Dividends on common stock are prohibited until the preferential rights of the preferred stock are satisfied. If we are liquidated, the preferred stockholders are entitled to liquidation proceeds after creditors but before common stockholders. The preferred stock can be converted to common stock. See our Form 8-K filed March 24, 1999 for a discussion of rights of the preferred stock.

Future Sales of Common Stock May Dilute Stockholders

         We have the authority to issue up to 12,414,039 additional shares of common stock and 9,921,990 additional shares of preferred stock. We may issue stock in the future at amounts below current market prices which would cause dilution to stockholders.


Conversion of Convertible Securities May Dilute Stockholders


         We have issued many securities which are convertible into registered common stock. As of June 25, 1999, we had approximately 12,600,000 shares outstanding and approximately 11,900,000 shares issuable upon conversion of convertible preferred stock and convertible debt, and upon exercise of warrants and options. Approximately 3,500,000 shares are issuable upon exercise or conversion at prices below the current market price. We had commitments to issue approximately 2,960,000 shares of common stock to current and prior management, consultants, advisors and board of director members under all option agreements. Approximately 1,410,000 options are exercisable at prices below the current market price. These options have a weighted average exercise price of $2.03 per share. These numbers are as of June 25, 1999 and do not reflect additional shares we may issue in the future pursuant to anti-dilution provisions. To the extent warrants, options and other convertible securities are converted into common stock, stockholder interests in us will be diluted. If the market value of the common stock decreases significantly, the offering price per share in our private placements or public offerings may decrease causing dilution of ownership to other stockholders.


Dilution of Stockholders Due to Sales of Common Stock and Conversion of Convertible Securities May Affect Our Ability to Raise Additional Capital

         Sales of common stock and convertible preferred stock, and the exercise of options, warrants and other convertible securities may have an adverse effect on the trading price of and market for our common stock. A significant portion of shares underlying our outstanding convertible securities and options and warrants are subject to registration rights. These rights may affect our ability to raise additional capital because financial institutions which require registration rights may be unwilling to proceed with a financing where there are registration rights already in place which impair the value of any new registration rights.

We are Under a Grand Jury Inquiry Which has Not Been Resolved

         In 1997 we received a notice of violation and order of compliance from the State of Utah, Division of Air Quality alleging improper asbestos handling. We signed a settlement with the state and paid a fine in the amount of $11,000. In 1997 the U.S. Environmental Protection Agency began its own investigation. The U.S. Attorney has proceeded with a grand jury inquiry. The outcome of this matter may have adverse effects on us.



                           FORWARD LOOKING STATEMENTS

         Some of the statements contained in this prospectus discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. Such information can be identified by the use of "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. These statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those contemplated by the statements.

                              AVAILABLE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also read and copy these documents at the offices of the Nasdaq Stock Market(SM) in Washington, D.C.

         This prospectus is part of a Form S-3 registration statement that we filed with the SEC. This prospectus provides you with a general description of the securities that may be offered for sale, but does not contain all of the information that is in the registration statement. To see more detail, you should read the entire registration statement and the exhibits filed with the registration statement.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all of the securities are sold. Our file number with the SEC is 0-27808.


         o Annual report on Form 10-K filed January 13, 1999, for the fiscal year ended September 30, 1998, as amended on Form 10-K/A filed June 2, 1999,
         o         Proxy statement dated and filed January 28, 1999,
         o Quarterly report on Form 10-Q filed February 16, 1999, for the fiscal quarter ended December 31, 1998,
         o         Current report on Form 8-K filed March 24, 1999,
         o Quarterly report on Form 10-Q filed May 14, 1999, for the fiscal quarter ended March 31, 1999,
         o Current report on Form 8-K filed July 7, 1999, relating to 1) the proposed sale of Covol's River Hill synthetic fuel facility, and 2) the proposed sale of substantially all of Covol's synthetic fuel business, and
         o Description of securities contained in Item 11 of Covol's Form S-3 on Form 10/A, Amendment No. 2 filed April 24, 1996.



         You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                           Investor Relations Department
                           Covol Technologies, Inc.
                           3280 North Frontage Road
                           Lehi, Utah 84043
                           Telephone Number: (801) 768-4481

                                 USE OF PROCEEDS

         The net proceeds from the sale of common stock will be received by the selling stockholders. Covol will not receive any of the proceeds from any sale of the shares by the selling stockholders.

         Some selling stockholders may acquire shares upon exercise of warrants and options. The exercise price of most warrants and options exceeds the market price of the common stock on the date of this prospectus. Any proceeds to Covol from the exercise of options or warrants will be used as working capital.


                              SELLING STOCKHOLDERS


         The information in the table below is taken as of June 25, 1999. The amounts in the table assume full conversion of Series A, B and C preferred stock held by a selling stockholder and exercise of all warrants and options held by each selling stockholder. The selling stockholders listed in the table do not necessarily intend to sell any of their shares. Covol filed the registration statement which includes this prospectus partly due to registration rights granted to the selling stockholders, not because the stockholders had expressed an intent to immediately sell their shares.


---------------------------------------- -------------------------- ---------------- -------------------------------
                                                                                       Shares Beneficially Owned
                                             Number of Shares        Shares to be         After the Offering,
                Name of                  Beneficially Owned Prior   Registered for      Assuming All Registered
           Beneficial Owner                  to the Offering,         Sale in the                  Shares Are
                                           Including Convertible      Offering(1)                Sold
                                                Securities                                 Number        Percent(2)
---------------------------------------- -------------------------- ---------------- -------------------------------
AJG Financial Services, Inc.
(Lender, Licensee and former 5%                            140,642          140,642
Stockholder)                                              w432,544         w432,544               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                             5,400            5,400
Alder, Susan                                                w1,667           w1,667               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Allen, George J. & Roy G.                                    9,200            6,000           3,200    Less than 1%
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Alvey, Mike                                                    419              419               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
American Port Consultants                                   15,000           15,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Anderson, Bennett & Rochelle                                24,000           24,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Angel, Robert S.                                            39,000           15,000          24,000    Less than 1%
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Apollo Salzburg Bank, Austria                               10,000           10,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                            80,467           80,467
Asia Orient Enterprises Ltd.                               w52,800          w52,800               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                            12,650           12,650
Baildon Holdings Pty Limited                               w12,650          w12,650               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Bank of Utah, Custodian for the Norman
L. Frost, IRA                                               12,000           12,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------

                                       10

---------------------------------------- -------------------------- ---------------- -------------------------------
                                                                                       Shares Beneficially Owned
                                             Number of Shares        Shares to be         After the Offering,
                Name of                  Beneficially Owned Prior   Registered for      Assuming All Registered
           Beneficial Owner                  to the Offering,         Sale in the                  Shares Are
                                           Including Convertible      Offering(1)                Sold
                                                Securities                                 Number        Percent(2)
---------------------------------------- -------------------------- ---------------- -------------------------------
Banyan Investment                                           68,000           68,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Beesley, Bill III                                              944              944               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Beesley, William B,  Jr.                                     5,329            1,329           4,000    Less than 1%
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Beesley, Mark K                                              1,049            1,049               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Benson, Kirk A. (Director and 5%                           466,665          466,665
Stockholder)                                              w355,555         w355,555               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                             4,400            4,400
Black, Geoffrey                                             w4,400           w4,400               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                            60,000           60,000
Blackhawk Properties, LLC                                  w60,000          w60,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Bockman, Lane W.                                               500              500               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Bours Family Superannuation Fund                            16,160              160          16,000    Less than 1%
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Bradshaw, Brett                                                200              200               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Brannon, Anna T.                                             2,500            2,500               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Busch, Lawrence R.                                          17,641            9,000           8,641    Less than 1%
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Cecala, Enrico                                              24,000           24,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                            42,142           42,142
Chase, Michael H.                                          w25,000          w25,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Citano Pty Limited ATF G.N. Willis                           9,900            9,900
Family Trust                                                w9,900           w9,900               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                            11,000           11,000
Connors, Tom                                               w17,000          w17,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                            11,000           11,000
Coralco Pty Limited                                        w11,000          w11,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Criddle, Mark & Jolynn                                       3,600            3,600               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Dahl, Robert E. (Former Employee)                            6,748            6,748
                                                           w30,000          w30,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
D'Ambrosio, Christianne                                      1,200            1,200               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
D'Ambrosio, Kara C.                                          6,000            6,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
D'Ambrosio, Louis J.                                        24,000           24,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
D'Ambrosio, Sue R.                                           6,000            6,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Daniels, Thomas Sr.                                            350              350               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------

                                       11

---------------------------------------- -------------------------- ---------------- -------------------------------
                                                                                       Shares Beneficially Owned
                                             Number of Shares        Shares to be         After the Offering,
                Name of                  Beneficially Owned Prior   Registered for      Assuming All Registered
           Beneficial Owner                  to the Offering,         Sale in the                  Shares Are
                                           Including Convertible      Offering(1)                Sold
                                                Securities                                 Number        Percent(2)
---------------------------------------- -------------------------- ---------------- -------------------------------
Danks, Terri                                                15,000           15,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Danks, Donald (Finder)                                     w49,250          w49,250               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                            14,850           14,850
Davey, Miranda                                             w14,850          w14,850               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Diamond Jay Ltd. Co. (Lender to Covol)                     w85,713          w85,713
                                                        AP 428,571       AP 428,571               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Emery, Robert R.                                               200              200               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Fenton, Tom                                                    349              349               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Floor, David                                               w20,000          w20,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Forrester, Michael G.                                       33,000           33,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                            24,200           24,200
Foster, Craig H.                                           w24,200          w24,200               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Freadhoff, Keith D.                                         15,000           15,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Fun Enterprises Pty Limited                                  2,500            2,500
(Lender to Covol)                                         w104,738         w104,738               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Gallagher, Michael F. & Margaret A.,
JTTEN                                                        3,200            3,200               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Glenndahl, Thomas                                           20,000           20,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Griffin, Linda A.                                            1,400            1,400               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Gronning, C. Eugene                                          2,000            2,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                             5,500            5,500
G T Investments                                             w5,500           w5,500               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                            20,800           20,800
Hannes, Damien A.                                          w16,500          w16,500               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Hardcastle, Larry A.                                           400              400               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Hardcastle, Lloyd A.                                        11,000           11,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                            11,000           11,000
Harper, Prudence                                           w26,644          w26,644               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                            15,000           15,000
Hartman, Douglas E.                                         w3,000           w3,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Haus & Company                                              50,000           50,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Horn, Patrick                                              w17,000          w17,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Jensen, W.  Reed,                                            8,000            8,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                            99,564           99,564
Johnson, Joe                                            CP 127,273       CP 127,273               0               0
                                                          w198,727         w198,727
---------------------------------------- -------------------------- ---------------- --------------- ---------------

                                       12

---------------------------------------- -------------------------- ---------------- -------------------------------
                                                                                       Shares Beneficially Owned
                                             Number of Shares        Shares to be         After the Offering,
                Name of                  Beneficially Owned Prior   Registered for      Assuming All Registered
           Beneficial Owner                  to the Offering,         Sale in the                  Shares Are
                                           Including Convertible      Offering(1)                Sold
                                                Securities                                 Number        Percent(2)
---------------------------------------- -------------------------- ---------------- -------------------------------
Johnson, Peter                                             w20,000          w20,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Kamdar, Kiran                                                1,800            1,800               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Kaufmann, Marjorie B., TTEE                                 24,041            8,400          15,641    Less than 1%
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Kelley, Steven P.                                            9,000            9,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
KGB Family Ltd.                                                400              400               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Khaled, Michael                                             45,000           45,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Krueger, Siegfried                                           1,500            1,500               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Lakeshore Securities, L.P. Profit
Sharing Plan fbo Jeffrey T. Kaufmann
                                                             9,841            4,200           5,641    Less than 1%
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Lakeshore Securities, L.P. Profit
Sharing Plan fbo Van V. Hemphill                             7,020            4,200           2,820    Less than 1%
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                            44,450           44,450
Lambert, Richard                                           w45,000          w45,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Lanier, Judson & Joyce                                       9,000            9,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Lowe, Raymond E.                                            18,000           18,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
M & J Associates                                            10,000           10,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                            22,000           22,000
Merinda Controls Pty Limited                               w22,000          w22,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                             5,500            5,500
Michelsen, F.  Lynn                                         w5,500           w5,500               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Midgley, Michael (Former Officer)                          124,923          108,000          16,923    Less than 1%
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Mills, Diana F.                                              9,300            9,300               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                            13,737           13,737
Moubray Corporation                                        w41,288          w41,288               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Mower, Clark                                                 4,000            4,000               0               0
                                                            w4,000           w4,000
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                            22,000           22,000
Pacific Asset Investment Limited                           w22,000          w22,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Olafson, Gregory                                            19,500           19,500               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Perwick Holding Ltd.                                        36,000           36,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Peterson, Mark (Broker, Finder)                             28,000           28,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------

                                       13

---------------------------------------- -------------------------- ---------------- -------------------------------
                                                                                       Shares Beneficially Owned
                                             Number of Shares        Shares to be         After the Offering,
                Name of                  Beneficially Owned Prior   Registered for      Assuming All Registered
           Beneficial Owner                  to the Offering,         Sale in the                  Shares Are
                                           Including Convertible      Offering(1)                Sold
                                                Securities                                 Number        Percent(2)
---------------------------------------- -------------------------- ---------------- -------------------------------
Peterson, Nancy                                              3,000            3,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Pillsbury, Taylor & Jill                                       600              600               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                         BP 14,310         BP14,310
                                                             7,000            4,000
Pooley, John                                                w7,770           w7,770           3,000    Less than 1%
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Purmort, Andrew T.                                           7,500            7,500               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                             4,400            4,400
Reflex Nominees Limited                                     w4,400           w4,400               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                            17,600           17,600
Roberts, John                                              w17,600          w17,600               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Ropner, Paul B. P.                                          18,000            3,000          15,000    Less than 1%
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                            30,000           30,000
September Corporation                                      w30,000          w30,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Sheftel, Paula                                               1,000            1,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Sherman, Marvin                                                915              915               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Sherman, Susan                                               1,338            1,338               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                             4,000            4,000
Smith, Edward L.                                            w4,000           w4,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                            26,000           26,000
Smith, Robert A.                                           w26,000          w26,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Smith, Sheldon L.                                            1,200            1,200               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Sowby, James & Teri                                         23,821            3,600          20,221    Less than 1%
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                            11,358           11,358
Stamford Holdings                                          w25,819          w25,819               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Stapleton, James P.                                          6,000            6,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Steel Number 4 Investments Limited                          20,900           20,900
                                                           w20,900          w20,900               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
S&N Partnership                                              9,000            5,000           4,000    Less than 1%
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Thomas, William E.                                          18,000           18,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Todd, Michael J. (Former Officer)                          w50,000          w50,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Trans Pacific Stores (Lender,
affiliated with a director)                               w100,000         w100,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------

                                       14

---------------------------------------- -------------------------- ---------------- -------------------------------
                                                                                       Shares Beneficially Owned
                                             Number of Shares        Shares to be         After the Offering,
                Name of                  Beneficially Owned Prior   Registered for      Assuming All Registered
           Beneficial Owner                  to the Offering,         Sale in the                  Shares Are
                                           Including Convertible      Offering(1)                Sold
                                                Securities                                 Number        Percent(2)
---------------------------------------- -------------------------- ---------------- -------------------------------
Turnbow, Lynn                                               11,119            2,000           9,119    Less than 1%
---------------------------------------- -------------------------- ---------------- --------------- ---------------
United Group of Property Management                          8,462            8,462
Companies, Inc.                                            w28,792          w28,792               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                            30,000           30,000
Vanderhoof, Mike (Finder)                                  w49,250          w49,250               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                            32,273           13,400
Whisper Investment                                          w2,334           w2,334          18,873    Less than 1%
---------------------------------------- -------------------------- ---------------- --------------- ---------------
White, Dennis D.                                            12,000           12,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Wilson, Douglas A.  Profit Sharing
Plan & Trust                                                 5,000            5,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Wolt, Eddie, IRA                                             2,500            2,500               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Wolt, Linda, IRA                                             5,500            5,500               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Wolt, Scott                                                 10,000           10,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
Wright, Nicholas H. (Majority Owner of
Fun Enterprises Pty Ltd, a Lender to                       w20,000          w20,000
Covol)                                                     328,425          328,425               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------
                                                             4,000            4,000
Wright, Stephen                                             w4,000           w4,000               0               0
---------------------------------------- -------------------------- ---------------- --------------- ---------------

 (1) This column indicates shares of common stock; shares issuable on exercise of warrants and options by the letter "w," shares issuable upon conversion of Series A preferred stock by the letters "AP," shares issuable upon conversion of Series B preferred stock by the letters "BP," and shares issuable upon conversion of Series C preferred stock by the letters "CP."

 (2) Indicates the percentage of Covol's common stock outstanding, assuming conversion of convertible securities and exercise of warrants and options by the indicated selling stockholders.


         This prospectus applies to the offer and sale by the selling stockholders of our common stock. The shares being offered for sale include 2,449,913 shares currently owned by the selling stockholders, plus 2,129,291shares obtainable by exercising warrants and options, and approximately 570,154 shares obtainable by converting the Series A preferred stock, Series B preferred stock and Series C preferred stock which they owned as of the date of this prospectus.


         Each share of the Series A preferred stock is convertible into a number of shares of common stock determined by dividing the original purchase price of $1,000 per preferred share, plus accrued dividends, by $7.00. Dividends on any Series A preferred stock accrue at 6% per year. There are 3,000 shares of Series A preferred stock outstanding.


         Each share of the Series B preferred stock is convertible into a number of shares of common stock determined by dividing the original purchase price of $7.00 per preferred share, plus accrued dividends, by $7.00. Dividends on any Series B preferred stock accrued at 7.29% per year from September 18, 1997 through March 17, 1998, and accrued at 7.03% per year beginning March 18, 1998. There are 14,310 shares of Series B preferred stock outstanding. Approximately 90% of the Series B preferred stock along with the related accrued dividends, was converted into 308,425 shares of common stock during October 1998.

         Each share of the Series C preferred stock is convertible into a number of shares of common stock determined by dividing the original purchase price of $1,000 per preferred share, plus accrued dividends, by $5.50, subject to adjustment for a decrease in market price of Covol's common stock. Dividends on any Series C preferred stock accrue at 7% per year. There are 700 shares of Series C preferred stock outstanding.

         If the outstanding Series A, B and C preferred stock were converted into common stock, the total number of shares of common stock issued on conversion would be approximately 570,154 shares. The actual number of shares may be more than this amount depending upon the amount of dividends which accrue on the preferred stock prior to conversion into common stock. The conversion price for each class of preferred stock is subject to antidilution adjustment.



                              PLAN OF DISTRIBUTION

         The selling stockholders may sell some or all of their shares at any time and in any of the following ways. They may sell their shares:

         o To underwriters who buy the shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time;
         o Through brokers, acting as principal or agent, in transactions, which may involve block transactions, on the Nasdaq Stock Market(SM) or on other exchanges on which the shares are then listed, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices;
         o Directly or through brokers or agents in private sales at negotiated prices; or
         o In open market transactions in reliance upon rule 144 under the Securities Act, provided they comply with the requirements of the rule; or
         o         By any other legally available means.


         Selling stockholders may pay part of the proceeds from the sale of shares in commissions and other compensation to underwriters, dealers, brokers or agents who participate in the sales.

         Some states may require shares to be sold only through registered or licensed brokers or dealers. In addition, some states may require the shares to be registered or qualified for sale unless an exemption from registration or qualification is available and complied with.

         We have agreed to indemnify some of the selling stockholders against liabilities under the Securities Act, or to contribute to payments the selling stockholders may be required to make under the Securities Act.


                                  LEGAL MATTERS

         The law firm of Callister Nebeker & McCullough, Salt Lake City, Utah, has rendered an opinion as to the validity of the shares offered under this prospectus.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference to the annual report on Form 10-K for the fiscal year ended September 30, 1998, have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given upon the authority of said firm as experts in auditing and accounting.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


         Item 14.  Other Expenses of Issuance and Distribution.

                  The following is a list of the estimated expenses to be incurred by the Registrant in connection with the issuance and distribution of the Shares being registered hereby.


            SEC Registration Fee..................                  $  8,972.64

            Accountants' Fees and Expenses........                  $ 15,000.00

            Legal Fees and Expenses...............                  $120,000.00

            Miscellaneous.........................                  $ 10,000.00
                                                                    -----------

                     TOTAL........................                  $153,972.64



         Item 15.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware allows us to indemnify our officers, directors, employees and agents, as well as persons who have served in these capacities for other corporations at our request, for reasonable costs and expenses associated with civil and criminal suits related to their services in these capacities. The indemnification applies to civil cases arising from acts made in good faith, reasonably believing that they were in the best interests of the corporation. It may also apply to criminal cases if the person had no reason to believe his conduct was unlawful. In some cases, the availability of indemnification may be up to the discretion of the court in which the suit was brought.

         The Registrant's Certificate of Incorporation, as amended, has the following indemnification provisions:

                  This Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law in existence either now or hereafter.

         The Registrant's By-laws similarly provide that the Registrant shall indemnify its officers and directors to the fullest extent permitted by the Delaware Law.


         Item 16.  Exhibits.

Exhibit
Number          Description                                                              Location
-----------------------------------------------------------------------------------------------------
2.1            Agreement and Plan of Reorganization, dated July 1, 1993 between the         (1)
               Registrant and the Stockholders of R1001
-----------------------------------------------------------------------------------------------------
2.2            Agreement and Plan of Merger dated August 14, 1995 between the               (1)
               Registrant and Covol Technologies, Inc., a Delaware corporation
-----------------------------------------------------------------------------------------------------
2.3            Stock Purchase Agreement, dated July 1, 1993, among the Registrant,          (1)
               Lloyd C. McEwan, Michael McEwan, Dale F. Minnig and Ted C. Strong
               regarding the purchase of Industrial Management & Engineering, Inc. and
               Central Industrial Construction, Inc.
-----------------------------------------------------------------------------------------------------
2.4            Stock Sale Transaction Documentation, effective as of September 30,          (1)
               1994, between the Registrant and Farrell F. Larson regarding Larson
               Limestone Company, Inc.
-----------------------------------------------------------------------------------------------------
2.5            Stock Purchase Agreement dated February 1, 1996 by and among the             (1)
               Registrant, Michael McEwan and Gerald Larson regarding the sale of
               State, Inc., Industrial Engineering & Management, Inc., Central
               Industrial Construction, Inc., and Larson Limestone Company, Inc.
-----------------------------------------------------------------------------------------------------
2.5.1          Amendment to Share Purchase Agreement regarding the sale of the              (1)
               Construction Companies
-----------------------------------------------------------------------------------------------------
2.5.2          Amendment No. 2 to Share Purchase Agreement regarding the sale of the        (2)
               Construction Companies
-----------------------------------------------------------------------------------------------------
3.1            Certificate of Incorporation of the Registrant                               (1)
-----------------------------------------------------------------------------------------------------
3.1.1          Certificate of Amendment of the Certificate of Incorporation of the          (1)
               Registrant dated January 22, 1996
-----------------------------------------------------------------------------------------------------
3.1.2          Certificate of Amendment of the Certificate of Incorporation dated June      (3)
               25, 1997
-----------------------------------------------------------------------------------------------------
3.1.3          Certificate of Designation, Number, Voting Powers, Preferences and           (4)
               Rights of the Registrant's Series A 6% Convertible Preferred Stock
               (Originally designated as Exhibit No. 3.1.2)
-----------------------------------------------------------------------------------------------------
3.1.4          Certificate of Designation, Number, Voting Powers, Preferences and           (5)
               Rights of the Registrant's Series B Convertible Preferred Stock
               (Originally designated as Exhibit No. 3.1.3)
-----------------------------------------------------------------------------------------------------
3.1.5          Certificate of Designation, Number, Voting Powers, Preferences and           (8)
               Rights of Covol's Series C 7% Convertible Preferred Stock.
-----------------------------------------------------------------------------------------------------
3.1.6          Certificate of Designations, Number, Voting Powers, Preferences and          (9)
               Rights of the Series of the Preferred Stock of Covol Technologies, Inc.
               to be Designated Series D 7% Cumulative Convertible Preferred Stock.
-----------------------------------------------------------------------------------------------------
3.2            By-Laws of the Registrant                                                    (1)
-----------------------------------------------------------------------------------------------------
3.2.1          Certificate of Amendment to Bylaws of the Registrant dated January 31,       (1)
               1996
-----------------------------------------------------------------------------------------------------

                                       18


3.2.2          Certificate of Amendment to the Bylaws dated May 20, 1997 (Originally        (3)
               designated as Exhibit No. 3.2.1)
-----------------------------------------------------------------------------------------------------
3.2.3          Certificate of Amendment to the Bylaws dated June 25, 1997  (Originally      (3)
               designated as Exhibit No. 3.2.2)
-----------------------------------------------------------------------------------------------------
4.1            Promissory Note between Covol and Mountaineer Synfuel, L.L.C. dated May      (6)
               5, 1998 (filed as Exhibit 10.52.2 to the filing referenced in the next column)
-----------------------------------------------------------------------------------------------------
4.2            Promissory Note dated December 8, 1998 of Covol to Mountaineer Synfuel,      (7)
               L.L.C. (filed as Exhibit 10.52.4 to the filing referenced in the next column)
-----------------------------------------------------------------------------------------------------
4.3            Security Agreement dated December 8, 1998 between Mountaineer Synfuel,       (7)
               L.L.C. and Covol (filed as Exhibit 10.52.5 to the filing referenced in the next column)
-----------------------------------------------------------------------------------------------------
4.4            Convertible Secured Note executed by Covol in favor of OZ Master Fund,       (9)
               Ltd., dated as of March 17, 1999 (filed as exhibit 10.58.1 to the filing referenced in the next column)
-----------------------------------------------------------------------------------------------------

5.1            Opinion of Callister Nebeker & McCullough regarding legality of shares        *

-----------------------------------------------------------------------------------------------------
23.1           Consent of PricewaterhouseCoopers LLP                                         *
-----------------------------------------------------------------------------------------------------
24.1           Power of Attorney (included in Part II of this Registration Statement)
-----------------------------------------------------------------------------------------------------
------------------------

*        Attached hereto.



Unless another exhibit number is indicated as the exhibit number for the exhibit as "originally filed," the exhibit number in the filing in which any exhibit was originally filed and to which reference is made hereby is the same as the exhibit number assigned herein to the exhibit.

(1) Incorporated by reference to the indicated exhibit filed with the Registrant's Registration Statement on Form 10, filed February 26, 1996.
(2) Incorporated herein by reference to the indicated exhibit filed with the Registrant's Registration Statement on Form 10/A, Amendment No. 2, dated April 24, 1996.
(3) Incorporated by reference to the indicated exhibit filed with the Registrant's Quarterly Report on Form 10-Q, for the quarterly period ended June 30, 1997.
(4) Incorporated by reference to the indicated exhibit filed with the Registrant's Current Report on Form 8-K, dated August 19, 1997.
(5) Incorporated by reference to the indicated exhibit filed with the Registrant's Current Report on Form 8-K, for event dated September 18, 1997, filed October 28, 1997.
(6) Incorporated by reference to the indicated exhibit filed with the Registrant's Quarterly Report on Form 10-Q, for the quarterly period ended June 30, 1998.
(7) Incorporated by reference to the indicated exhibit filed with the Registrant's Annual Report on Form 10-K, for the fiscal year ended September 30, 1998.
(8) Incorporated by reference to the indicated exhibit filed with the Registrant's Quarterly Report on Form 10-Q, for the quarterly period ended December 31, 1998.
(9) Incorporated by reference to the indicated exhibit filed with the Registrant's Current Report on Form 8-K, for event dated March 17, 1999, filed on March 24, 1999.

         Item 17.  Undertakings.

         A.       The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii)  To  include  any  material   information  with
         respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         D. The undersigned Registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon rule 430A and contained in a form of prospectus filed by the Registrant pursuant to rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




                           [INTENTIONALLY LEFT BLANK]

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah on July 9, 1999


                                           COVOL TECHNOLOGIES, INC.



                                           By: /s/ Kirk A. Benson
                                               ---------------------------------
                                               Chief Executive Officer, Chairman

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below in so signing also makes, constitutes and appoints Harlan M. Hatfield and Stanley M. Kimball and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



Signature                         Title                                 Date
--------------------------------------------------------------------------------


/s/ Kirk A. Benson          Chief Executive Officer and Director    July 9, 1999
----------------------
Name


/s/ Brent M. Cook           President and Director                  July 9, 1999
----------------------
Name


/s/ Steven G. Stewart       Chief Financial and Accounting Officer  July 9, 1999
----------------------
Name


/s/ DeLance W. Squire       Director                                July 9, 1999
----------------------
Name


/s/ James A. Herickhoff     Director                                July 9, 1999
-----------------------
Name


/s/ Raymond J. Weller       Director                                July 9, 1999
----------------------
Name


/s/ John P. Hill, Jr.       Director                                July 9, 1999
----------------------
Name